EX-16.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nationwide Variable Insurance Trust of our report dated February 19, 2025, relating to the financial statements and financial highlights of NVIT NS Partners International Focused Growth Fund and NVIT International Equity Fund, which appears in Nationwide Variable Insurance Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Form of Plan of Reorganization”, “Financial Highlights” and “Incorporation of Documents by Reference into the SAI” in such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated April 30, 2025, which is also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 19, 2025